Exhibit 99.1

FOR IMMEDIATE RELEASE

Agrium and PotashCorp to Combine in Merger of Equals to Create a World-Class Integrated Global Supplier of Crop Inputs

Largest Crop Nutrient Company in the World and 3rd Largest Natural Resource Company in Canada

Pre-eminent, Low-Cost Producer of Potash and High-Quality Nitrogen and Phosphate, Integrated with Leading Global Retail Distribution Platform

New Company Better Positioned to Serve Customers and Farmers with Low-Cost, High-Value Products and Services, with Continued Emphasis on Efficiency and Innovation

Expected to Generate up to US$500 Million of Annual Operating Synergies

Strong Pro Forma Balance Sheet with Substantial Cash Flow to Provide Flexibility to Return Excess Capital to Shareholders and Invest in Growth, While Maintaining Strong Credit Ratings

Registered Head Office in Saskatoon, With Canadian Corporate Offices in Both Calgary and Saskatoon; Combined Workforce to Reflect Strengths and Capabilities of Both Companies; Committed to Customers and Local Communities

Calgary, Alberta and Saskatoon, Saskatchewan, September 12, 2016 – Agrium Inc. (TSX: AGU) (NYSE: AGU) and Potash Corporation of Saskatchewan Inc. (PotashCorp) (TSX: POT) (NYSE: POT) today announced that they have agreed to combine in a merger of equals to create a world-class integrated global supplier of crop inputs.

Under the agreement, which the Boards of Directors of both companies unanimously approved, a new parent company will be formed to own both companies. PotashCorp shareholders will receive 0.400 common shares of the new company for each common share of PotashCorp they own, and Agrium shareholders will receive 2.230 common shares of the new company for each common share of Agrium they own. The exchange ratios represent the exchange ratios of the two companies at market close on the NYSE on August 29, 2016 the last trading day prior to when the companies announced that they were in preliminary discussions regarding a merger of equals, which is consistent with the approximate 10 day and 60 day volume weighted average prices through that date. Following the close of the transaction, PotashCorp shareholders will own approximately 52 percent of the new company, and Agrium shareholders will own approximately 48 percent on a fully diluted basis.

The new company, to be named prior to the transaction’s closing, combines low-cost, world-class potash and high-quality nitrogen and phosphate production assets with a premier agricultural retail network to forge an integrated crop inputs platform to better serve customers. The new company will be a leader in the fertilizer industry with close to 20,000 employees, operations and investments in 18 countries, and a pro forma enterprise value of US$36 billion, based on each company’s net debt as of June 30, 2016 and the current shares outstanding and respective closing share prices of the companies on the NYSE on August 29, 2016. On a 2015 pro forma basis, the new company would have had net revenue of approximately US$20.6 billion and EBITDA of US$4.7 billion before synergies.

PotashCorp President and Chief Executive Officer Jochen Tilk said, “Our merger creates a new premier Canadian-headquartered company that reflects our shared commitment to creating value and unlocking growth potential for shareholders. The integrated platform established through our combination will greatly benefit customers and suppliers, and support even greater career development opportunities for employees. Our workforce and the communities in which we operate are critical to both PotashCorp and Agrium, and we intend to carry forward best practices from both companies in corporate social responsibility, including commitments to employees, operating communities and the environment.”

Agrium President and Chief Executive Officer Chuck Magro said, “This is a transformational merger that creates benefits and growth opportunities that neither company could achieve alone. Combining our complementary assets will enable us to serve our customers more efficiently, deliver significant operating synergies and improve our cash flows to provide capital returns and invest in growth.”

Strategic and Financial Benefits of the Merger

•	Pre-eminent, low-cost producer of potash and high-quality nitrogen and phosphate: The new company will have a balanced nutrient portfolio that includes world-class potash production and complementary high-quality nitrogen and phosphate operations. It will have the lowest-cost potash production assets and reserves in North America, and a meaningful platform to benefit from continued growth in global potash demand. The merger also results in more diversified and complementary geographic and product portfolios in nitrogen and phosphate, with the North American nitrogen business expected to continue to benefit from low-cost feedstock and local distribution.

•	Leading retail-distribution platform combined with two world-class nutrient production platforms: The new company will have a retail distribution platform encompassing crop nutrients and other input products, services, and solutions with operations in seven countries. The company will continue to emphasize innovation and growth in proprietary products, grower services, and distribution, with customers and suppliers benefiting from a broad agricultural solutions offering. The combined production footprint will drive freight savings and other operational efficiencies.

•	Significant value creation from synergies: The combination is expected to generate up to US$500 million of annual operating synergies primarily from distribution and retail integration, production and SG&A optimization, and procurement. The synergies imply value creation for the combined enterprise of up to US$5 billion, or a 20 percent increase above the combined market capitalizations on August 29, 2016. The all-stock nature of the transaction allows all shareholders to participate in the benefits of the combination. The new company is expected to achieve approximately US$250 million of these synergies by the end of the first year after closing with the full run-rate achieved by the end of the second year. The transaction is expected to be accretive for both sets of shareholders with run-rate synergies.

•	Compelling growth opportunities: Recently completed investments in new, low-cost capacity, particularly in potash, will improve the new company’s operating costs and position it well to respond to increases in demand. Continuing to grow the retail business will also be a priority, including roll-up opportunities, new store openings, and innovation in products and services to better serve growers.

•	Strong balance sheet with significant cash flow generation: On a 2015 pro forma basis, inclusive of expected synergies, the new company would have had operating cash flow of over US$4 billion. With major capacity expansion projects essentially complete at each company, the new company’s low financial leverage, and significant cash flow generation, the combined company will have flexibility to return excess capital to shareholders and invest in growth initiatives, while also maintaining a strong investment grade credit rating profile. Both companies expect to maintain their existing dividend payments until the transaction is completed. Following the closing of the transaction, the new company will target a stable and growing dividend that reflects the strengthened cash flow profile of the combined company. Subject to market conditions and Board approval at the time of closing, the new company expects to establish a dividend payment equal to the current Agrium level, adjusted for the new share count.

Leadership and Communities

The new company will be led by a proven team that reflects the strengths and capabilities of both companies. Upon closing of the transaction, Jochen Tilk will serve as Executive Chairman, and Chuck Magro will serve as Chief Executive Officer, both reporting to the new Board of Directors. Wayne Brownlee will serve as Chief Financial Officer, and Steve Douglas will serve as Chief Integration Officer. Additional senior leadership positions for the new company will be named at a later date. The new company’s Board of Directors will have equal representation. The Board’s independent Lead Director will be designated by Agrium.

In addition to leading the Board of Directors, the Executive Chairman will have executive responsibility for the new company’s business strategy function.

Following the closing of the transaction, the new company will have its registered head office in Saskatoon, with Canadian corporate offices in both Calgary and Saskatoon.

In addition to maintaining a strong workforce in each of its operations, the new company will maintain its commitments to community involvement and investment.

Canpotex

The new company will remain committed to Canpotex, the global logistics and marketing company that provides efficient and cost-effective distribution to many of the world’s fastest growing potash markets.

Tax Treatment

Canadian taxable resident shareholders will be able to elect such that they receive shares in the new company free of Canadian income taxes, and other shareholders will generally not be subject to Canadian income tax. It is expected that U.S. resident shareholders will generally receive shares in the new company on a tax-deferred basis for U.S. federal income tax purposes.

Timing and Approvals

The transaction will be implemented by way of a plan of arrangement under the Canada Business Corporations Act. It is expected to close during mid-2017, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals, Canadian court approval, and approval by the shareholders of both companies.

Advisors

Barclays Capital Inc. and CIBC Capital Markets are serving as financial advisors, and Blake, Cassels & Graydon LLP, Norton Rose Fulbright Canada LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and Latham & Watkins LLP are serving as legal advisors to Agrium.

BofA Merrill Lynch and RBC Capital Markets are serving as financial advisors, and Stikeman Elliott LLP and Jones Day are serving as legal advisors to PotashCorp.

Morgan Stanley & Co. LLC is serving as joint financial advisor to Agrium and PotashCorp.

Analyst/Investor Conference Call and Webcast

A joint conference call and webcast will be held today at 8:30 a.m. ET (6:30 a.m. MT) to discuss the combination.

The conference call can be accessed by dialing (866) 610-1072 within the U.S. and (973) 935-2840 for all other locations. The confirmation code is 78572955. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available on the investor relations section of each company’s website at www.agrium.com and www.potashcorp.com, as well as at www.worldclasscropinputsupplier.com, a new joint website dedicated to the merger.

A replay of the conference call will be available approximately two hours after completion of the conference call through September 26, 2016 and can be accessed by dialing (800) 585-8367 from the U.S. or (404) 537-3406 from outside the U.S. The replay confirmation code is 78572955. The webcast will be archived on the investor relations section of each company’s websites.

About Agrium

Agrium Inc. is a major global producer and distributor of agricultural products, services and solutions. Agrium produces nitrogen, potash and phosphate fertilizers, with a combined wholesale nutrient capacity of over nine million tonnes and with significant competitive advantages across our product lines. We supply key products and services directly to growers, including crop nutrients, crop protection, seed, as well as agronomic and application services, thereby helping growers to meet the ever growing global demand for food and fibre. Agrium retail-distribution has an unmatched network of over 1,400 facilities and over 3,800 crop consultants who provide advice and products to our grower customers to help them increase their yields and returns on hundreds of different crops. With a focus on sustainability, the company strives to improve the communities in which it operates through safety, education, environmental improvement and new technologies such as the development of precision agriculture and controlled release nutrient products. Agrium is focused on driving operational excellence across our businesses, pursuing value-enhancing growth opportunities and returning capital to shareholders. For more information visit: www.agrium.com

About PotashCorp

PotashCorp is the world’s largest crop nutrient company and plays an integral role in global food production. The company produces the three essential nutrients required to help farmers grow healthier, more abundant crops. With global population rising and diets improving in developing countries, these nutrients offer a responsible and practical solution to meeting the long-term demand for food. PotashCorp is the largest producer, by capacity, of potash and one of the largest producers of nitrogen and phosphate. While agriculture is its primary market, the company also produces products for animal nutrition and industrial uses. Common shares of Potash Corporation of Saskatchewan Inc. are listed on the Toronto Stock Exchange and the New York Stock Exchange.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, statements as to Agrium and PotashCorp management’s expectations with respect to: the proposed combination of Agrium and PotashCorp (the “transaction”) under a new parent company, including the new company’s assets, cost structure, financial position, cash flows and growth prospects; the anticipated benefits and synergies of the transaction, including strategic and integration opportunities; governance matters relating to the new company; expectations regarding the new company’s dividends; and certain combined operational, financial and other information and projections. This press release also contains forward-looking statements regarding the anticipated completion of the transaction and timing thereof. The combined and/or pro forma information included in this press release does not reflect what the actual financial and operational results would necessarily have been had Agrium and PotashCorp operated as a single combined entity for the periods presented, and such information does not purport to project the new company’s financial results and results of operations for any future period.

Forward-looking statements in this press release are based on certain key expectations and assumptions made by Agrium and PotashCorp, including expectations and assumptions concerning: customer demand for the new company’s products; commodity prices and interest and foreign exchange rates; planned synergies, capital efficiencies and cost-savings; applicable tax laws; future production rates; future debt ratings; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour and services; and the receipt, in a timely manner, of regulatory, stock exchange, shareholder and Canadian court approvals in respect of the transaction. Although Agrium and PotashCorp believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because Agrium and PotashCorp can give no assurance that they will prove to be correct.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this press release. The key risks and uncertainties include, but are not limited to: general global economic, market and business conditions; weather conditions including impacts from regional flooding and/or drought conditions; crop plant area, yield and prices; the supply and demand and price levels for major products of Agrium and PotashCorp may vary from what we currently anticipate; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, regional natural gas supply restrictions as well as counterparty and sovereign risk; relationships with employees, customers, business partners, and competitors; delays in completion of turnarounds at Agrium and PotashCorp major facilities; diversion of management time on the transaction; and other risk factors detailed from time to time in Agrium and PotashCorp reports filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission. There are also risks that are inherent in the nature of the transaction, including: failure to realize anticipated synergies or cost savings; risks regarding the integration of the two entities; incorrect assessments of the values of the other entity; and failure to obtain any required regulatory and other approvals (or to do so in a timely manner). The anticipated timeline for completion of the transaction may change for a number of reasons, including the inability to secure necessary regulatory, stock exchange, Canadian court or other approvals in the time assumed or the need for additional time to satisfy the conditions to the completion of the transaction. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements contained in this press release concerning the timing of the transaction.

Agrium and PotashCorp disclaim any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

Additional Information and Where to Find It

Additional information about Agrium and PotashCorp can be found under their respective corporate profiles on SEDAR at www.sedar.com or on EDGAR at www.sec.gov, respective websites at www.agrium.com and www.potashcorp.com, or by contacting the contacts below.

No Merger Solicitation

This press release is not intended as, and does not constitute, a solicitation of proxies or votes in connection with the requisite Agrium securityholders and PotashCorp shareholders’ approval of the transaction. A joint information circular of Agrium and PotashCorp describing details of the transaction, the new company and other information, including with respect to tax consequences of the transaction to Agrium securityholders and PotashCorp shareholders, is expected to be mailed to Agrium securityholders and PotashCorp shareholders in connection with the respective shareholder meetings to approve the transaction in early October 2016. The record date for the shareholder meetings will be September 22, 2016, and the date of each of the meetings will be November 3, 2016.

Agrium Contacts

Investor/Media Relations:

Richard Downey

Vice President, Investor & Corporate Relations

(403) 225-7357

Todd Coakwell

Director, Investor Relations

(403) 225-7437

aginvest@agrium.com

PotashCorp Contacts

Investors:

Denita Stann

Senior Vice President, Investor and Public Relations

(306) 933-8521

IR@potashcorp.com

Media:

Randy Burton

Director, Public Relations and Communications

(306) 933-8849